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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of SL Green Realty Corp. for the registration of common stock and to the incorporation by reference therein of our reports (a) dated March 15, 2006 (except for Note 24 as to which the date is July 11, 2006) with respect to the consolidated financial statements and schedule of SL Green Realty Corp. included in its Current Report on Form 8-K dated September 18, 2006, (b) dated March 15, 2006 with respect to SL Green Realty Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SL Green Realty Corp. and dated January 20, 2006 with respect to the consolidated financial statements of Rock-Green Inc., both included in its Annual Report (Form 10-K) for the year ended December 31, 2005, each filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
New York, New York
October 17, 2006

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Consent of Independent Registered Public Accounting Firm